Joint News Release

Contact:  UNOVA - Dirk Koerber - (310) 888-2575
               [8/21 thru 8/23: Pager - (888) 751-7570]
       Milacron - Albert Beaupre - (513) 841-7241

        UNOVA to Buy Cincinnati Milacron's Machine Tool Group
                      for $178 Million in Cash

Sale to Be Accretive to UNOVA, Adding Almost $500 Million in Revenues
  --  Milacron to Change Name and Focus on Plastics and Consumables

     BEVERLY HILLS, CA and CINCINNATI, OH - August 21, 1998 - UNOVA, Inc. (NYSE:UNA) and Cincinnati Milacron Inc. (NYSE:CMZ) jointly announced today that they have signed a definitive agreement under which UNOVA will buy Milacron's machine tool business for $178 million in cash, subject to post-closing adjustments.
     Cincinnati Milacron's machine tool group, with 2,400 employees worldwide, will add approximately $500 million in revenues to UNOVA's Industrial Automation Systems (IAS) segment, based in Warren, Michigan. UNOVA had 1997 sales of $1.5 billion, of which $800 million came from the IAS segment, which designs and installs manufacturing systems. Together, the operations will rank as one of the largest manufacturing systems and machine tool companies in the world.

     All Assets and Facilities Included; Milacron to Change Name Under the agreement, UNOVA will purchase all assets of
Milacron's machine tool operations, including plants and offices in Cincinnati, Ohio, and Birmingham, England, as well as the corporate headquarters building in Cincinnati. UNOVA said it plans to run the operation as a separate division with the current management, under the name "Cincinnati Machine - A UNOVA Company."
     Milacron said it will concentrate on its two larger businesses: plastics technologies and industrial products for metalworking. To avoid confusion in the marketplace, the company will change its name to "Milacron Inc." and plans to relocate its corporate headquarters, staying within the greater Cincinnati area.

            Acquisition to Broaden UNOVA's Business Base
     "We're very excited about this transaction," said Alton J. Brann, Chairman and CEO of UNOVA. "We are acquiring an operation that is well along in its turnaround, and which allows us to expand our manufacturing systems activities into the non-automotive sector. Not only are we adding an excellent distribution network, but this combination creates the critical mass and economies of scale that enable us to compete even more successfully in today's global market. Our combined work force and technological capabilities make UNOVA one of the strongest competitors in the world."

                      `Good for All Concerned'
     "This move is a good one for all concerned," said Daniel J. Meyer, Milacron chairman, president and CEO. "Our machine tool employees will be a part of a global market leader that is dedicated to machine tools as a core business and has both the will and resources to make it grow. Our customers and suppliers will continue to deal with people whose tradition is quality and service.
     "At the same time, Milacron shareholders win, because we can now redeploy this capital and concentrate our energies on our two larger businesses: plastics processing technologies and industrial consumable products for metalworking," Meyer said. After the divestiture and including the recently announced acquisition of Uniloy, the leading U.S. maker of blow molding systems, "the new Milacron should have revenues around $1.8 billion in 1999," he noted, "and can be expected to register more consistent earnings."

          Accretive for UNOVA; Milacron Will Have Book Loss
     UNOVA said that the transaction will initially be financed with cash on hand and existing lines of credit, and will be treated as a purchase for accounting purposes. "We expect that the acquisition will add up to $0.10 earnings-per-share to our 1999 results, and more going forward," Brann said. The expected earnings accretion reflects the possible impact of longer-term hybrid-equity financing solutions UNOVA is currently examining.
     Milacron said the transaction will result in an after-tax book loss to be recorded in the third quarter of up to $32 million, or $.80 per share, the majority of which stems from cumulative currency translation adjustments related to overseas assets. "Although we're taking a book loss on this, it should be remembered that we gained $52 million, or $1.53 per share, when we sold the electronic controls portion of our machine tool group at the end of 1995," Meyer noted.
     The transaction is expected to be completed in early October following necessary regulatory approvals, the companies said. Shareholder approval is not required by either company.

     UNOVA Has Long History in the Manufacturing Systems Market Although formed in October of 1997 when its activities were spun off from Western Atlas Inc., UNOVA has a long and successful tradition in manufacturing systems and machine tools. Among its divisions are such respected names as Lamb Technicon, Lamb Honsberg, Landis Gardner, Landis Lund, Goldcrown and R&B Machine Tools. "Equally important," Meyer said, "our corporate cultures and traditions of quality and service are completely compatible. In fact, I can't think of a better company to entrust with our machine tool operations and the Cincinnati name."
     Brann and Meyer noted that their respective machine tool lines were complementary with very little overlap. Milacron's machine tool products consist of aerospace systems and stand-alone machinery for general metalworking, while UNOVA is a leading supplier of large integrated systems primarily for the automotive industry.
                        _____________________

     UNOVA, an industrial technologies company with headquarters in Beverly Hills, California, is a global market leader in the design and installation of sophisticated manufacturing systems for the automotive, truck and diesel engine industries, and in automated data collection, mobile computing and wireless networking products. UNOVA was formed in October 1997 when its activities were spun off from Western Atlas Inc. With the acquisition, UNOVA's revenues are expected to approach $2.5 billion in 1999.
     Milacron, after the machine tool divestiture, emerges as a world leader in plastics processing technologies and industrial consumable products for metalworking, with estimated 1998 sales from continuing operations approaching $1.6 billion, major manufacturing facilities in North America, Europe and Asia and 11,500 employees worldwide.
The company's plastics technologies include: injection molding machines, blow-molding systems, extrusion systems and wear items, mold bases, mold-making equipment and mold components and after-market parts and services. The company's industrial products include: carbide metalcutting inserts, insert holders, carbide and high-speed steel round tools, metalworking fluids, chemical and tool management services, precision grinding wheels, carbide wear parts and industrial magnets.
     Lazard Freres and Cravath, Swaine & Moore advised Milacron on the transaction.

     The above forward-looking statements by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information, please refer to the Cautionary Statements included in UNOVA's and Cincinnati Milacron's most recent Forms 10-Q on file with the Securities and Exchange Commission.


    Supplemental releases and fact sheets are available from both companies.


                                -end-
    News Release
                          Contact: Albert Beaupre  (513) 841-7241

 NOTE: THIS IS A SUPPLEMENT TO A JOINT RELEASE ISSUED EARLIER TODAY

           Milacron C.E.O. Meyer Details Expected Benefits
             Of Sale of Machine Tool Operations to UNOVA
                    ____________________________

                  "Considerable Advantages For All"

CINCINNATI, OH, August 21, 1998 - Cincinnati Milacron Inc. (NYSE:
CMZ) - Daniel J. Meyer, chairman, president and chief executive officer of Cincinnati Milacron, Inc. (NYSE: CMZ) said that the sale of the company's machine tool operations to UNOVA, Inc. has "considerable advantage for all parties concerned."

"Combining our machine tool group with UNOVA's will create a very powerful competitor - one of the largest machine tool companies in the world - with the critical mass and economies of scale needed to succeed in today's large global markets. At the same time, Milacron will be able to focus exclusively on our two larger, higher-margin businesses: plastics technologies and industrial products, achieving stronger and more consistent cash flow and earnings. So it's a good step for both companies' shareholders, employees, customers and suppliers worldwide."

Under the definitive agreement announced in a separate joint release this morning, UNOVA will pay $178 million in cash for Milacron's machine tool business and assets. The unit had sales of $458 million and had operating earnings of $14.5 million in 1997, and has shown improving results in the first half of 1998. As a result of the transaction, Milacron expects to record an after-tax book loss of as much as $32 million, or $.80 per share, in the third quarter of 1998.

"A Bittersweet Move"
"Of course, this is a bittersweet move for us, because machine tools have been at the heart of Milacron for more than a century," Meyer said. "And even though the machine tool group will remain one of Milacron's most important customers and suppliers, we will greatly miss the day-to-day contact with many friends and colleagues.

"The advantages to our machine tool group - and its employees, customers and suppliers - are considerable," Meyer pointed out, "because the group will continue to be a vital part of a successful global market leader known for advanced technology, high quality and superior service. As a part of a world-class, large-scale enterprise focused on machine tools as a core business, the future for the Cincinnati machine tool group is brighter than ever.

"We are convinced that we couldn't find a better company to entrust with our machine tool business," he said. "At the same time, UNOVA is getting a top-quality operation, with an excellent reputation, and some of the best and brightest people in the business."

Milacron Becomes a Stronger, Less Cyclical Company
"The benefits for Milacron are also compelling," Meyer added. "We become a stronger, less cyclical company, driven more by industrial production and the consumer economies worldwide and less dependent on domestic capital spending cycles. Further, we free up capital and resources to concentrate on our plastics technologies and industrial products operations. Essentially, we will have the benefit of more than $178 million in cash, giving us greater flexibility to invest in those businesses and supplement them with strategic acquisitions - all without the need for new equity."

Milacron has made eleven acquisitions since 1993, as well as several smaller divestitures going back to 1989, Meyer noted. "The divestitures have aligned various operations, which were no longer core for Milacron, with other companies' core businesses. And the acquisitions have been excellent additions to our two larger segments: plastics processing technologies and industrial consumable products for metalworking, which, in recent years have accounted for three-fourths of our sales and 90% of our earnings." he said. The majority of the book loss on the sale results from cumulative currency translation effects related to overseas assets. "While we're taking a book loss on the sale, it should be remembered that we had a $52 million gain - $1.53 per share - when we sold the electronic controls portion of our machine tool group at the end of 1995," said Meyer.

The New Milacron Inc.
Effective with the closing of the transaction, Cincinnati Milacron will officially change its corporate name to Milacron, Inc. "The rights to the long and widely respected name Cincinnati when used on machine tools and metalworking equipment will become the property of UNOVA," Meyer said. "We'll go forward as Milacron, which retains the recognition and reputation we've established in plastics and industrial products. The new Milacron will be an exciting, fast-paced, global technology leader, with expected 1999 sales in excess of $1.8 billion," he added.

The above forward-looking statements by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in Item 2 of Cincinnati Milacron's most recent Form 10-Q on file with the Securities and Exchange Commission.
                        ____________________

Milacron, after the machine tool divestiture, emerges as a world leader in plastics processing technologies and industrial consumable products for metalworking, with estimated 1998 sales from continuing operations of $1.6 billion, major manufacturing facilities in North America, Europe and Asia, and 11,500 employees worldwide. The company's plastics technologies include: injection molding machines, blow-molding systems, extrusion systems and components, mold bases, mold-making equipment and mold components; the company's industrial products include: metalcutting inserts, insert holders and round tools, metalworking fluids, chemical and tool management services, precision grinding wheels, carbide wear parts and industrial magnets.

Additional releases, fact sheets and other information are available on request.

                                -end-
                   "The New Milacron Inc." - Investor Profile
A New Name for a Reborn Company
On August 21, 1998, Cincinnati Milacron Inc. (NYSE: CMZ) announced it would sell its legacy machine tool business to UNOVA, Inc. (NYSE: UNA), shorten its name to Milacron Inc. and focus on its two remaining larger businesses: plastics technologies and industrial products. Since 1989, Milacron has transformed itself through eleven major acquisitions all within these two segments - as well as eight key divestitures.

                            Milacron Inc.
Recent Price        $22 (8/20/98)    1997 Sales*           $1.4 billion
Shares Outstanding  39.1 million     1997 EPS* (diluted)   $1.72
Market Value        $860 million     Shareholders'
                                     Equity**              $473 million
Book Value/Share**  $11.86           Debt-to-Capital
                                     Ratio**               48%
P/E(12-mo.trailing) 10               Annual Dividend       $.48 per share

      * From continuing operations, i.e. adjusted for the sale of machine tools
     ** Pro forma as of 6/30 - includes sale of machine tools and acquisition of Uniloy

The New Enterprise
     - Estimated 1998 revenues of $1.6 billion; estimated 1999 revenues of $1.8 billion
     - Long-term sales growth target of 7% to 8% annually - excluding acquisitions
     -    Segment operating margins (EBIT/sales) in excess of 10%
     -    Long-term EPS growth target of 12% to 15% annually
     -    Increasing, more consistent cash flow and earnings

Balanced Revenues
     - By segment: current running mix: 55% plastics technologies and 45% industrial products
     - Geographically: current running mix: 55% U.S. and 45% rest of the world
     - By product type: 40% capital goods; 25% durable goods; 25% consumables; 10% components

Strong Market Positions
With major manufacturing facilities in North America, Europe and India, and 11,500 employees worldwide, the new Milacron has:
     - World's broadest line of machines, systems and supplies for plastics-processing
     - #1 share of North American market for plastics machinery and mold components and #2 worldwide share in each of these businesses
     - World's broadest line of industrial consumable products for metalworking
     - #2 share of North American market for cutting tools and #3 worldwide

A Proven Track Record of Growth
     - 1992-1997 compound annual growth: 29% sales, 47% pre-tax earnings; 59% net earnings and 48% EPS

     Milacron Inc. - From continuing operations, before one-time items In $ millions except EPS 1992 1993 1994 1995 1996 1997
     Sales                     410  674  859 1240 1358 1439
     E.B.I.T.                   29   38   57   90  106  113
     Pre-Tax Earnings           13   25   42   65   76   86
     Net Earnings                7   17   31   49   54   69
     Earnings per Share        .24  .52  .92 1.43 1.41 1.72


"The New Milacron Inc." - Fact Sheet
     - World's broadest-line producer of machines, systems and supplies for plastics processing.
     - The largest maker of plastics machinery in North America and second-largest worldwide.
     - World's broadest-line producer of industrial consumable products for metalworking.
     - The second-largest cutting tool maker in North America and the third largest worldwide.

Employees 11,500 people worldwide: 6,000 in U.S.; 3,500 in Europe; 2,000 in rest of the world.

Sales* 1997:  $1.4 billion  1998E: $1.6 billion  1999E:  $1.8 billion

  1997 Sales* by Segment           1997 Sales* by Industry
     51%  Plastics Technologies    21%  Automotive
     49   Industrial Products      19   Custom Molders/Job Shops
                                   10   Electrical
  1997 Sales* by Geography          8   Construction
     53%  United States             8   Industrial Components
     30   Europe                    7   Consumer Goods/Toys
      9   Asia                      7   Machinery/Off-Road
      6   Canada & Mexico           4   Housewares/Appliances
      2    Rest of World            3   Medical
                                   13   Other
*From continuing operations, i.e. adjusted for the sale of machine tools

Major Products Lines
     Plastics Technologies Segment      Industrial Products Segment
     Injection Molding Machines         Metalcutting Tools
     (hydraulic, toggle, all-electric,    (carbide inserts, steel
     multi-material,vertical-insert)      holders,drills, end mills,
                                          taps, reamers)
     Blow Molding Systems               Metalworking Fluids
     Extrusion Systems                  Grinding Wheels
     Mold Bases                         Carbide Wear Parts
     Moldmaking parts and equipment     Industrial Magnets

Major Manufacturing Facilities
     United States
          Batavia/Mt. Orab, OH     Plastics machinery and part making
          Chisholm, MN             High-speed steel drills
          Cincinnati, OH           Metalworking fluids and grinding
                                   wheels
          Cleveland
            (Valley View), OH      Weldon end mills
          Gainesville, TX          Carbide inserts
          McPherson, KS            Weartech extruder screws and
                                   barrels
          Madison Heights, MI      D-M-E mold bases and moldmaking
                                   components
          Madison Heights, MI      Valenite carbide inserts and steel
                                   holders
          Manchester, MI           Uniloy blow-molding equipment
          Millersburg, PA          End mills and taps
          Pittsfield, MA           Carbide round tools
          South Carolina
            (5 locations)          Carbide inserts
     Europe
          Essen/Sinsheim, Germany  Widia carbide inserts, steel
                                   holders, magnets
          Malterdingen, Germany    Ferromatik injection molding
                                   machines
          Mechelen, Belgium        D-M-E mold bases and moldmaking
                                   components
          Vienna, Austria          Plastics extrusion systems
          Vlaardingen,
          The Netherlands          Metalworking fluids



                                                   Fact Sheet


Cincinnati Milacron Machine Tool Group

     - A world leader in aerospace profiling and routing machines and composites-processing systems
     -    A world leader in vertical machining centers (made in the UK)
     - A leading U.S. maker of horizontal machining centers and centerless grinding machines
     - A leading U.S. maker of pre-engineered flexible manufacturing cells and systems

Employees      2,400 total worldwide
                    1,725 in U.S. (1,375 in Cincinnati, Ohio)
                      600 in Birmingham, UK
                       75 in rest of world


1997 Sales     $458 million


Production Facilities
Cincinnati, Ohio   4 manufacturing plants plus offices =1.25 million sq. ft.
Birmingham, England 1 manufacturing plant plus offices = 200,000 sq. ft.


Product Lines
     Standard Machines                       Advanced Systems
     Vertical machining centers              Five-axis profilers
     (Sabre, Arrow, Lancer)
     Turning centers                         High-speed routing machines
     (Avenger, Falcon, Cinturn)

     Production Systems                      Die- and mold making machines
     Horizontal machining centers            Composites-processing systems
     (Maxim, Magnum)
     Grinding machines (Viking)
     Mill/turn centers (Nighthawk)


Milacron's Machine Tool Markets
     Milacron's machine tool group competes in approximately one-third of the worldwide market for machine tools, which is estimated at $35 to 40 billion annually.


1997 Sales by Industry             Sales by Geography (1997 data)
Aerospace           26%            United States            70
Job Shops           22             Europe                   17
Components          17             Asia                      9
Automotive          14             Canada & Mexico           3
Fluid Power          8             Rest of World             1
Machinery            3
Tool and Die         2
Electrical           1
Off-road/
Agricultural         1
Other               12




                             "The New Milacron Inc."
                    Recent Acquisition & Divestiture History

                                                    Sales
Acquisition       Date        Segment               at Date   Price     Rationale/Strategic Benefits

Uniloy            9/98        Plastics Technologies $190M    $210 M    leader in blow molding equipment
Autojectors       5/98        Plastics Technologies  20 M      ND      leader in vertical insert molding systems
Wear Technologies 2/98        Plastics Technologies ~10 M      ND      strong aftermarket for extruder barrels & screws
Northern Supply   2/98        Plastics Technologies  5+ M      ND      distribution: aftermarket spare parts catalogue
Minnesota
  Twist Drill     9/97        Industrial Products   10+ M      ND      entry into high-speed steel round tool market
Data Flute CNC    6/97        Industrial Products   10+ M      ND      expansion of carbide round tool lines
D-M-E             1/96        Plastics Technologies 175 M    246 M     entry into mold base and mold components
Talbot Holdings   7/95        Industrial Products    40 M     38 M     entry into steel and carbide round tool business
Widia             2/95        Industrial Products   250 M     96 M     leading cutting insert maker in Europe and India
Ferromatik       11/93        Plastics Technologies  80 M     50 M     multi-material injection molding technology
Valenite          2/93        Industrial Products   260 M     77 M     entry into insert cutting tool market


                                                                 Gain
Divestiture       Date     Segment           Sales     Price    (Loss)   Rationale

Machine Tools     9/98     Machine Tools    $485 M     $178 M  $(32) M   redeploy resources into faster-growing segments
Electronic
   Systems       12/95     Machine Tools      30 M      104 M     52 M   redeploy resources into faster-growing segments
American
   Mine Tool      1/95   Industrial Products  30 M       15 M      4 M   not core to metalworking or plastics processing
Sano Blown
   Film Equip     2/94   Plastics Technologies  ND        9 M   (23) M   not core to high-tech plastics processing systems
LK Tool
   Meas. Equip.   9/91   Industrial Products  30 M         ND   (15) M   not core to metalworking or plastics processing
Industrial Robots 9/90   Industrial Products  31 M         ND    (2) M   not core to metalworking or plastics processing
ILM Laser
   Machines      12/89   Industrial Products   3 M         ND    (5) M   not core to metalworking or plastics processing
Semiconductor
  Materials       1/89   Industrial Products    ND       29 M      1 M   not core to metalworking or plastics processing

     ND = not disclosed



Milacron Inc.
Historical Data

                                   Preliminary

($ in millions, except EPS amounts)

                                   1992      1993      1994      1995      1996       1997

Plastics technologies              $301.4    $357.2    $503.8    $  570.1  $  662.4     $  735.7
Industrial products                 108.1     317.2     354.8       670.2     695.5        703.0
Total sales                         409.5     674.4     858.6     1,240.3   1,357.9      1,438.7

Plastics technologies                25.7      29.2      45.9        54.3      59.2         59.7
Industrial products                  18.7      29.0      36.3        62.1      73.7         81.2
Total operating profit               44.4      58.2      82.2       116.4     132.9        140.9

Unallocated expenses                (15.5)    (20.0)    (24.8)      (26.2)   (26.7)       (28.3)

Earnings before interest and taxes   28.0      38.2      57.4        90.2    106.2        112.6
Interest-net                        (16.2)    (13.4)    (15.3)      (24.8)   (29.8)       (26.5)
Earnings before income taxes         12.7      24.8      42.1        65.4     76.4         86.1
Provision for income taxes            5.8       8.1      10.9        16.2     22.6         17.0
Tax rate                              46%       33%       26%         25%      30%          20%
Earnings from continuing
operations before nonrecurring
items                                 6.9      16.7      31.2        49.2     53.8         69.1

EPS                                  0.24      0.52      0.92        1.43     1.41         1.72
Nonrecurring items after tax       ______     (22.8)(b) _____         3.8(f)______      ________
Earnings(loss) from continuing
operations                            6.9      (6.1)     31.2        45.4     53.8         69.1

EPS                                  0.24     (0.20)     0.92        1.32     1.41         1.72

Extraordinary items                  5.4(a)   (4.4)(c)
EPS                                  0.20    (0.14)

Cumulative effect of changes                 (52.1)(d)
EPS                                          (1.66)
Discontinued machine tool
operations                           9.2     (39.3)(e)    6.5        60.2(g)  12.5         11.5
EPS                                 0.33     (1.26)      0.19        1.75     0.33         0.29
Net earnings(loss)                 $21.5   $(101.9)     $37.7      $105.6   $ 66.3       $ 80.6

EPS                                $0.77   $ (3.26)     $11.1      $.307    $ 1.74       $ 2.01

Total depreciation and
amortization                       $10.3   $16.7        $21.4      $36.2    $ 45.9        $47.5

Earnings before interest,
taxes, depreciation and
amortization (EBITDA)              $39.2   $54.9        $78.8     $126.4    $152.1        $160.1

(a)  Represents an extraordinary tax benefit from the partial utilization of the company's U.S. net operating loss carryforward.
(b)  Represents nonrecurring charges totaling $22.8 million (with no current tax effect) for the disposition of a subsidiary.
(c)  Represents an extraordinary loss ($5.2 million before tax) from the early extinguishment of debt.
(d)  Represents the cumulative effect of the adoption of Statement of Financial
     Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits
     Other Than Pensions" and Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes."
(e)  Includes a charge of $47.1 million (with no current tax effect) for the consolidation of U.S. machine tool manufacturing operations.
(f)  Represents an after tax gain of $4.0 million (45.0 million before tax) on the sale of the company's American Mine Tool Business and an after tax charge of
     $7.8 million ($9.8 million before tax) for the integration of certain Widia and
     Valenite operations.

(Note: EPS amounts represent diluted earnings per share.)

